Exhibit 99.1
INDEPENDENT BANK GROUP, INC.
2022 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the 2022 EQUITY INCENTIVE PLAN (the “Plan”) is to assist INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company (the “Company”), and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase an ownership interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with long term performance incentives to expend their maximum efforts in the creation of shareholder value.
2.Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.
a)“Award” means any Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, in each case, granted to a Participant under the Plan.
b)“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
c)“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 9(b). If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
d)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
e)“Board” means the Company’s Board of Directors.
f)“Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any Individual Agreement that provides for separation or severance benefits upon a termination without “cause,” or, in the absence of any such agreement or any such definition in such agreements, such term shall mean: (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity; (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any; (iii) any violation or breach by the Participant of any noncompetition, nonsolicitation, nondisclosure or other similar agreement with the Company or a Related Entity; (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity; (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance; or (vi) the indictment of the Participant for any crime reflecting unfavorably upon the Participant or the Company or any Related Entity. Notwithstanding the foregoing, “Cause” shall not exist with respect to (i) or (ii) above until the Participant has first been provided with written notice from the Company of such alleged failure, violation or breach, and has failed to cure such circumstance to the reasonable satisfaction of the Company within 30 days after receipt of such notice (but only to the extent curable in the reasonable discretion of the Company). The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
g)“Change in Control” means a Change in Control as defined with related terms in Section 8(b).
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h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
i)“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of two or more members of the Board (with at least two members qualifying for “nonemployee directors” within the meaning of Rule 16b-3).
j)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
k)“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities or any successor entities, in any capacity of Employee, Director, Consultant or other service provider or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider, in each case of (i) through (iii), except as otherwise provided in the Award Agreement. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code, a Participant shall not be considered to have experienced an interruption of “Continuous Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
l)“Corporate Transaction” means Corporate Transaction as defined in Section 4(d).
m)“Director” means a member of the Board or the board of directors of any Related Entity.
n)“Disability” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Disability” shall have the meaning set forth in any Individual Agreement or, in the absence of any such agreement or any such definition in such agreements, such term means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability means “disability” as defined in Section 409A(a)(2)(C) of the Code.
o)“Disaffiliation” means a Subsidiary’s or Related Entity’s ceasing to be a Subsidiary or Related Entity for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Related Entity) or a sale of a division of the Company or a Related Entity.
p)“Dividend Equivalent” means a right, granted to a Participant under Section 6(f), to receive cash, Shares, other Awards or other property equal in value to regular dividends paid with respect to a specified number of Shares, or other periodic payments.
q)“Effective Date” means the Effective Date as set forth in Section 9(l).
r)“Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Code Section 424(e) and Section 424(f), respectively) shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan at the sole discretion of the Committee.
s)“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity.
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t)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
u)“Fair Market Value” means the fair market value of Shares, Awards or other property as determined in good faith by the Committee or under reasonable procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
v)“Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any Individual Agreement that provides for separation or severance benefits upon a termination for “good reason” or, in the absence of any such agreement or any such definition in such agreement, such term shall mean: (i) a material reduction in base salary, a material adverse change in the calculation of the performance bonus program applicable to the Participant, relocation of the Participant’s primary place of employment by 50 miles or more, or a meaningful reduction in material functional responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of written notice thereof given by the Participant; provided that, in each case, an event or circumstance shall not constitute Good Reason unless the applicable Participant shall have provided the Company with written notice of the specific event or circumstance alleged to constitute Good Reason within 60 days after he or she has knowledge of such event or circumstance and the Company shall have failed to cure such event or circumstance within thirty 30 days after such notice has been given to the Company.
w)“Individual Agreement” means any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity.
x)“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
y)“Incumbent Board” means the Incumbent Board as defined in Section 8(b)(ii).
z)“Non-employee Director” means a Director who is not an Employee.
aa)“Option” means a right granted to a Participant under Section 6(b) to purchase Shares or other Awards at a specified price during specified time periods.
ab)“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
ac)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).
ad)“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
ae)“Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(g).
af)“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
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ag)“Performance Share” means any grant pursuant to Section 6 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
ah)“Performance Unit” means any grant pursuant to Section 6 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
ai)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and Section 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
aj)“Prior Plan” means the Independent Bank Group, Inc. 2013 Equity Incentive Plan, as amended.
ak)“Related Entity” means any Subsidiary, and any other business, corporation, partnership, limited liability company or other entity in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly (in each case as determined by Committee).
al)“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
am)“Restricted Stock Award” means an Award granted to a Participant under Section 6(c).
an)“Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified vesting or deferral period.
ao)“Restricted Stock Unit Award” means an Award of Restricted Stock Units granted to a Participant under Section 6(d).
ap)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
aq)“Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 4(d).
ar)“Stock Appreciation Right” means a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of such Stock Appreciation Right. A Stock Appreciation Right may be settled in cash, Shares or other property at the Committee’s discretion.
as)“Stock Appreciation Right Award” means an Award of Stock Appreciation Rights.
at)“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
au)“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.
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3.Administration.
a)Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee,” shall be deemed to refer to the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.
b)Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 9(b) or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or Employees of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine to perform such functions, including administrative functions as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 (d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.
c)Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.Shares Subject to Plan.
a)Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 4(d), the maximum aggregate number of Shares that may be issued with respect to Awards granted under the Plan is 1,500,000 Shares, less any Shares underlying grants of equity awards under the Prior Plan between February 28, 2022 and the Effective Date. Any Share delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
b)Availability of Shares Not Delivered Under Awards.
i.If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or nonissuance, again be available for Awards under the Plan.
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ii.If the exercise price of any Option or Stock Appreciation Right Award or the withholding tax liabilities arising from any Option or Stock Appreciation Right Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the gross number of Shares subject to such Option or Stock Appreciation Right Award shall nonetheless be deemed to have been issued, and shall not be available for future Awards, under the Plan. For the avoidance of doubt, any Shares withheld for the payment of tax liabilities related to any Award other than an Option or Stock Appreciation Right Award shall be available for future grants under the Plan.
iii.Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
iv.Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.
c)No Further Awards Under Prior Plan. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan on and after the Effective Date. In addition, it being understood that (i) awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms, and (ii) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, in each case, on or after the Effective Date, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan in accordance with the terms of Section 4(b).
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d)Adjustments.
i.Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Related Entity (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the performance goals applicable to outstanding Awards; or (D) the exercise price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (I) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall be deemed conclusively valid); (II) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (III) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Related Entity, or division or by the entity that controls such Subsidiary, Related Entity, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
ii.Changes in Capitalization. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the performance goals applicable to outstanding Awards; or (D) the exercise price of outstanding Awards.
iii.Other Adjustments. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance goals relating thereto) in recognition of unusual or nonrecurring events (including acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.
iv.Section 409A of the Code. Any adjustments made pursuant to this Section 4(d) to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 4(d) to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
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5.Eligibility; Individual Award Limitation for Non-Employee Directors. Awards may be granted under the Plan only to Eligible Persons. No Participant who is a Non-employee Director may be granted during any calendar year Awards with a grant date fair value in excess of $500,000.
6.Specific Terms of Awards.
a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, no consideration other than services may be required for the grant (but not the exercise) of any Award.
b)Options and Stock Appreciation Right Award. The Committee is authorized to grant Options or Stock Appreciation Rights to any Eligible Person on the following terms and conditions:
i.Exercise Price; Prohibition on Repricing. The exercise price per Share purchasable under an Option or Stock Appreciation Right Award shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option or Stock Appreciation Right Award and shall not, in any event, be less than the par value of a Share on the date of grant of the Option or Stock Appreciation Right Award. If any Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3(a), and except for adjustments pursuant to Section 4(d) or Section 8(a)(iv), once an Option or Stock Appreciation Right Award is granted, the Committee shall have no authority to reduce the exercise price of an Option or Stock Appreciation Right Award, nor may any Option or Stock Appreciation Right Award be granted under the Plan be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right Award with a lower exercise price or exchanged for cash or another Award, nor shall the Committee take any action with respect to any Award that would be treated, under the applicable stock exchange listing standards or for accounting purposes, as a “repricing” of such Award, in each case, without approval of the shareholders of the Company. For the avoidance of doubt, in connection with a merger, consolidation or reorganization of the Company or any of its Subsidiaries, the Committee may grant an Option or Stock Appreciation Right Award with an exercise price per share less than 100% of the Fair Market Value of a Share on the date of grant if such Option or Stock Appreciation Right Award is granted in exchange for, or upon conversion of, options or stock appreciation right awards in respect of capital stock of any other entity which is a party to such merger, consolidation or reorganization, and each such Option or Stock Appreciation Right Award so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.
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ii.Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option or Stock Appreciation Right Award may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which Options or Stock Appreciation Right Awards shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants. The maximum period during which an Option or Stock Appreciation Right Award may remain outstanding shall be fixed by the Committee, but no Option or Stock Appreciation Right shall be exercisable more than 10 years from the date of grant.
iii.Incentive Stock Options. Any Shares available for grant under Section 4(a) shall be available for grant under Options intended to qualify as Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
A.the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
B.the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Section 424(e) and Section 424(f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
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c)Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
i.Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement, which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject to Section 9(b), the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
ii.Forfeiture. Except as otherwise determined by the Committee or set forth in the Award Agreement, (A) if the Participant’s Continuous Service during the applicable Restriction Period is terminated voluntarily by the Participant without Good Reason or by the Company for Cause, then the Participant’s Restricted Stock that is at that time subject to restriction shall be forfeited and reacquired by the Company and (B) if the Participant’s Continuous Service during the applicable Restriction Period is terminated due to the death or Disability of the Participant, by the Participant for Good Reason, or by the Company not for Cause, then the Participant’s Restricted Stock shall automatically vest and shall no longer be subject to restriction.
iii.Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including book entry. If certificates representing Restricted Stock are issued and registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the Participant a record containing the information required on certificates by the Texas Business Organizations Code.
iv.Stock Splits. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
d)Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:
i.Award and Restrictions. Settlement of a Restricted Stock Unit Award shall occur upon satisfaction of the vesting criteria or expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the vesting or deferral period or at earlier specified times (including based on achievement of performance goals or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit Award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to settlement of a Restricted Stock
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Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.
ii.Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable vesting or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to vesting or deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
iii.Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine.
e)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
f)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards or other property equal in value to the regular dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
g)Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares or other Awards, on terms and conditions established by the Committee. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period in accordance with the applicable short-term deferral exception provisions of Section 409A or, in accordance with procedures established by the Committee and the applicable provisions of Section 409A, on a deferred basis.
h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards or other property, as the Committee shall determine.
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7.Certain Provisions Applicable to Awards.
a)Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee and subject to compliance with law and the rules of the NASDAQ Global Market, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered.
b)Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or Stock Appreciation Right Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the NASDAQ Global Market or any national securities exchange on which the Company’s securities are listed or quoted for trading and, if not listed or quoted for trading on either the NASDAQ Global Market or a national securities exchange, then the rules of the NASDAQ Global Market. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 9(d), including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
c)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be nonexempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
8.Change in Control.
a)Effect of “Change in Control.” Subject to Section 8(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 8(b):
i.Any Option or Stock Appreciation Right Award that was not previously vested and exercisable as of the time of the Change in Control shall become immediately vested and exercisable.
ii.Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control.
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iii.With respect to any outstanding Performance Award, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award subject to achievement of performance goals and conditions under the Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable thereto shall lapse, with applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period).
iv.Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Award (a “Replacement Award”), then such Award shall not be accelerated as described in Section 8(a)(i), Section 8(a)(ii) and Section 8(a)(iii). For the purposes of this Section 8(a)(iv), an Award shall be considered a Replacement Award if (A) such Replacement Award is subject to the same terms and conditions as the pre-Change in Control Award and (B) following the Change in Control the Replacement Award has a value equal to the pre-Change in Control Award as of the Change of Control and, if the pre-Change in Control Award was an equity-based award, the Replacement Award relates to publicly traded equity securities of the Company or the surviving entity in the Change in Control. The determination of whether the conditions of this Section 8(a)(iv) have been satisfied shall be made by the Committee prior to the Change in Control in its sole discretion and its determination shall be conclusive and binding.
v.Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a termination of the Continuous Service of a Participant by the Company other than for Cause within 24 months following a Change in Control, (A) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee taking into account performance through the latest date preceding the termination of Continuous Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)), and (B) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full term of such Option or Stock Appreciation Right.
b)Definition of “Change in Control”. Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:
i.The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 8(b), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company; (x) any acquisition by the Company; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; or
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ii.During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
iii.Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent persons), as the case may be, of the entity resulting from such Business Combination (including an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the Board of Directors (or, for a noncorporate entity, equivalent body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or Individual Agreement.
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9.General Provisions.
a)Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.
b)Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant other than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except for transfers of Awards (other than Options) for no value that are expressly approved by the Committee and subject to such terms and conditions as are determined by the Committee. A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
c)Taxes.
i.Withholding. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award (with a value not to exceed the maximum statutory rate of the Participant’s applicable jurisdiction(s)), and to take such other action as the Committee may deem necessary or advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (up to the maximum statutory tax rate), either on a mandatory or elective basis in the discretion of the Committee.
ii.Section 409A. This Plan and the Awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.
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d)Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the Annual Meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including Rule 16b-3 or the Treasury regulations under Section 422 of the Code) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. Except as otherwise provided under Section 6(b)(i), the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.
e)Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.
f)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
g)Clawback. Awards are subject to the Company’s policies on recoupment of gains realized from any Awards as may be in effect from time to time. All Awards granted under the Plan will be subject to recoupment in accordance with applicable law or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.
h)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
i)Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
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j)Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the jurisdiction of incorporation of the Company without giving effect to principles of conflict of laws and excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Company.
k)Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
l)Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan was approved by the Board on March 24, 2022 and shall become effective on the date it is approved by the shareholders of the Company (the “Effective Date”). The Plan shall terminate at the earliest of (a) termination of this Plan by the Board or (b) the tenth anniversary of the Effective Date. However, Awards outstanding upon termination or expiration of the Plan shall remain in effect until they have been exercised, vested, terminated or have expired, and the Plan shall continue to govern such Awards.
m)Construction. The terms “includes” and “including” means includes or including “without limitation” and the word “or” shall be understood to mean “and/or.”
(END OF PLAN)
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